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                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of RenaissanceRe Holdings Ltd.

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-83308 and 333-70528) and Form S-8 (Nos. 333-68282, 333-06339,
333-61015 and 333-90758) of RenaissanceRe Holdings Ltd. of our reports dated February 4, 2003, with respect to the consolidated financial statements (and schedules) of RenaissanceRe Holdings Ltd. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in the Company's 2002 Form 10-K.



Hamilton, Bermuda                                 /s/ Ernst & Young
                                                  -----------------
March 31, 2003                                        Ernst & Young